EXHIBIT 6

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                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS
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
Member:                                                                                     Securities Commission Building
Canadian Institute of Chartered Accountants                                                   PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia                                Suite 1400 - 701 West Georgia Street
Institute of Management Accountants (USA) (From 1965)
                                                                                               Vancouver, British Columbia
Registered with:                                                                                            Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)                                         Telephone:  (604) 662-8899
Canadian Public Accountability Board (CPAB)                                                           Fax:  (604) 662-8809
Canada  - British Columbia Public Practice Licence                                                Email:  moenca@telus.net
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                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion of our Independent Auditors' Report dated July 6, 2004 on the financial statements of Gemstar Resources Inc. as at January 31, 2004, and for the year then ended, in the Company's Registration Statement on Form 20-F when such financial statements are read in conjunction with the financial statements referred to in our Report.

MOEN AND COMPANY
Chartered Accountants

/s/ Moen and Company

Vancouver, British Columbia, Canada

December 20, 2004